                                                                    EXHIBIT (A)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1993-1 Monthly Statement
                      Class A Certificate CUSIP #25466KAA7
                      Class B Certificate CUSIP #25466KAB5


Trust Distribution Date:                                      Due Period Ending:
November 15, 1996                                               October 31, 1996

Pursuant to the Series Supplement dated as of October 27, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

    Series 1993-1                         Total        Interest     Principal
    Class A  31 days at 5.652810000%  $4.867697500   $4.867697500  $0.000000000
    Class B  30 days at 5.300000000%  $4.416666667   $4.416666667  $0.000000000

2.  Principal Receivables at the end of the Due Period

    (a)  Aggregate Investor Interest         $12,275,796,676.00
         Seller Interest                     $ 2,172,873,943.47

         Total Master Trust                  $14,448,670,619.47

    (b)  Group One Investor Interest         $10,175,796,676.00

    (c)  Group Two Investor Interest         $ 2,100,000,000.00

    (d)  Series 1993-1 Investor Interest     $   797,873,000.00

    (e)  Class A Investor Interest           $   750,000,000.00

         Class B Investor Interest           $    47,873,000.00

3. Allocation of Receivables Collected During the Due Period

                                           Finance Charge        Principal           Yield
                                            Collections        Collections       Collections
   (a)   Allocation of Collections
           between Investor and Seller
         Aggregate Investor Allocation     $189,015,439.27   $1,602,331,456.61       $0.00
         Seller                            $ 40,790,565.91   $  345,791,894.89       $0.00
   (b)   Group One Allocation              $161,277,854.44   $1,367,192,968.08       $0.00
   (c)   Group Two Allocation              $ 27,737,584.83   $  235,138,488.53       $0.00
   (d)   Series 1993-1 Allocations         $ 12,639,330.29   $  107,146,784.33       $0.00
   (e)   Class A Allocations               $ 11,880,970.47   $  100,717,977.27       $0.00
         Class B Allocations               $    758,359.82   $    6,428,807.06       $0.00

4. Information Concerning the Series Principal Funding Accounts ("SPFA") Deposits into the SPFAs

                     This Due     Total    Deposit Deficit   Investment
                      Period    Deposits        Amount         Income
    Series 1993-1      $0.00      $0.00          0.00          $0.00

5.  Information Concerning Amount of Controlled Liquidation Payments

                                                         Total Payments
                       Amount Paid      Deficit Amount     Through This
                     This Due Period   This Due Period      Due Period
    Series 1993-1        $0.00             $0.00              $0.00


6.  Information Concerning the Series Interest Funding Accounts ("SIFA")

                       Deposits Into the SIFAs
                          This Due Period          SIFA Balance
    Series 1993-1          $3,862,212.21             $0.00

7.  Pool Factors

                                  This Due Period
                      Class A        1.00000000
                      Class B        1.00000000


8.  Investor Charged-Off Amount

                                                Cumulative Investor
                           This Due Period      Charged-Off Amount
   (a)   Group One         $52,947,185.20             $0.00

   (b)   Group Two          $9,106,191.58             $0.00

   (c)   Series 1993-1      $4,149,465.93             $0.00

   (d)   Class A            $3,900,497.97             $0.00

         Class B              $248,967.96             $0.00

9.  Investor Losses This Due Period

                                                   Per $1,000 of
                                                Original Invested
                                  Total             Principal
   (a)   Group One                 $0.00               $0.00

   (b)   Group Two                 $0.00               $0.00

   (c)   Series 1993-1             $0.00               $0.00

   (d)   Class A                   $0.00               $0.00

         Class B                   $0.00               $0.00

10.      Reimbursement of Investor Losses This Due Period

                                                         Per $1,000 of
                                                       Original Invested
                                         Total             Principal
(a)   Group One                          $0.00               $0.00

(b)   Group Two                          $0.00               $0.00

(c)   Series 1993-1                      $0.00               $0.00

(d)   Class A                            $0.00               $0.00

      Class B                            $0.00               $0.00

11.      Aggregate Amount of Unreimbursed Investor Losses

                                                          Per $1,000 of
                                                        Original Invested
                                         Total             Principal
 (a) Group One                           $0.00               $0.00

 (b) Group Two                           $0.00               $0.00

 (c) Series 1993-1                       $0.00               $0.00

 (d) Class A                             $0.00               $0.00

     Class B                             $0.00               $0.00

12.      Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                         $16,959,661.13

 (b) Group Two                                          $2,916,666.67

 (c) Series 1993-1                                      $1,329,788.33

 (d) Class A                                            $1,250,000.00

     Class B                                               $79,788.33

13.      Class Available Subordinated Amount at the end of the Due Period

                                                            As a Percentage
                                                               of Class A
                                             Total          Invested Amount
    Series 1993-1 Class B                $63,829,840.00        8.5106%

14.      Total Available Credit Enhancement Amounts

                                                    Shared Amount          Class B Amount

    Maximum Amount                                   $19,946,825.00      $15,957,460.00

    Available Amount                                 $19,946,825.00      $15,957,460.00

    Amount of Drawings on Credit Enhancement
       for this Due Period                                    $0.00               $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding $14,686,108,154.34

                              Delinquent          Amount Percentage of Ending
    Payment Status          Ending Balance          Receivables Outstanding
    30-59 days              $436,755,664.27                  2.97%

    60-179 days             $647,052,142.22                  4.41%

                                                 FIRST BANK NATIONAL ASSOCIATION
                                                 as Trustee


                                                BY: ____________________________
                                                    Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1993-1 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

    The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 27, 1993 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-1 Master Trust Certificates for the Distribution Date occurring on November 15, 1996:


1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.  The aggregate amount of Collections processed during the related Due
    Period is equal to                                                                   $2,177,929,356.63

4.  The aggregate amount of Class A Principal Collections processed during
    the related Due Period is equal to                                                     $100,717,977.27

5.  The aggregate amount of Class A Finance Charge Collections processed
    during the related Due Period is equal to                                               $11,880,970.47

6a. The aggregate amount of Class A Principal Collections recharacterized as
    Series Yield Collections during the related Due Period is equal to                               $0.00

6b. The aggregate amount of Class A Additional Funds for this Distribution
    date is equal to                                                                                 $0.00

7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

    (a)  with respect to the Class A Required Amount Shortfall                                       $0.00
         is equal to

    (b)  with respect to the Class A Cumulative Investor Charged-Off                                 $0.00
         Amount is equal to

    (c)  with respect to the Class A Investor Interest is equal to                                   $0.00

8.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                                             $3,650,773.13

9.  The aggregate amount of Class B Principal Collections processed during
    the related Due Period is equal to                                                       $6,428,807.06

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                 $758,359.82

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                              $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

    (a)  with respect to the Class B Required Amount Shortfall                                       $0.00
         is equal to

    (b)  with respect to the Class B Cumulative Investor Charged-Off                                 $0.00
         Amount is equal to

    (c)  with respect to the Class B Investor Interest is equal to                                   $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                              $211,439.08

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of November, 1996.



                                         GREENWOOD TRUST COMPANY
                                         as Master Servicer

                                         By:____________________________________
                                         Vice President, Director of Accounting,
                                         and Treasurer